gary b. wolff, p.c.                                             805 Third Avenue
Counselor At Law                                              Twenty First Floor
                                                        New York, New York 10022
                                                        Telephone:  212-644-6446
                                                        Facsimile:  212-644-6498
                                                  E-Mail:  wolffpc@attglobal.net



                             Exhibit 5.1b and 23.2b

January 4, 2004


United States Securities
 and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      ConsultAmerica, Inc. Registration Statement on Form SB-2
         Relating to 1,195,000 shares of ConsultAmerica's Common Stock

Gentlemen:

I have been requested by ConsultAmerica, Inc., (hereinafter "ConsultAmerica") a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "Registration Statement") covering all of the shares which will be offered by the Selling Shareholder(s) who acquired the shares directly from ConsultAmerica. The number of shares as indicated on the calculation chart to the cover page of ConsultAmerica 's above-mentioned SB-2 Registration Statement is 1,195,000.

In connection with this opinion, I have examined the registration statement, the Certificate of Incorporation and By-Laws of ConsultAmerica, each as amended to date, copies of the records of corporate proceedings of ConsultAmerica, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares referred to above (as well as all shares issued to date by ConsultAmerica) are legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law, including the statutory provisions as well as all applicable provisions of the Delaware constitution and reported decisions interpreting the laws.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. Very truly yours,
/s/
--------------------------
Gary B. Wolff
GBW:hk